Exhibit 99.01

CONTACTS:
	For Media Inquiries:	For Investor Inquiries:

	Jared Tipton Cepheid Corporate Communications Tel: (408) 400 8377 communications@cepheid.com	Jacquie Ross, CFA Cepheid Investor Relations Tel: (408) 400 8329 investor.relations@cepheid.com

Cepheid 904 Caribbean Drive Sunnyvale, CA 94089 Telephone: 408.541.4191 Fax: 408.541.4192

CEPHEID REPORTS 2013 THIRD QUARTER RESULTS

First $100 Million Revenue Quarter Driven by Record Commercial Clinical and HBDC Sales

SUNNYVALE, California, October 17, 2013 – Cepheid (Nasdaq: CPHD) today reported revenues for the third quarter of 2013 of $100.1 million, representing growth of 24% from $80.5 million for the third quarter of 2012. Net loss in the third quarter of 2013 was $1.4 million, or $(0.02) per share. This compares to net loss of $21.3 million, or $(0.32) per share, in the third quarter of 2012, which included a charge of $15.1 million, or $0.23 per share, associated with a litigation settlement.

Excluding employee stock-based compensation and amortization of purchased intangible assets, non-GAAP net income for the third quarter of 2013 was $6.6 million, or $0.09 per share. This compares to non-GAAP net income of $0.9 million, or $0.01 per share, in the third quarter of 2012.

“Cepheid delivered a record 574 GeneXpert Systems in the third quarter of 2013, bringing our cumulative, global total to more than 5,000. This includes 1,400 systems in the US where there are now more GeneXpert systems in use than any other clinical molecular diagnostic system,” said John Bishop, Cepheid’s Chairman and Chief Executive Officer. “With our fast-growing menu of Xpert tests, including most recently Xpert CT/NG and Xpert MTB/RIF here in the US, Cepheid is fast emerging as a broad, global leader in the molecular market.”

Operational Overview

•	By business, total sales were, in millions:

	Three Months Ended September 30,
	2013	2012	Change
Clinical Systems	$17.5	$13.1	34%
Clinical Reagents	74.4	54.5	36%

Total Clinical	91.9	67.6	36%
Non-Clinical & Other	8.2	12.9	-36%

Total Sales	$100.1	$80.5	24%

•	By geography, total sales were, in millions:

	Three Months Ended September 30,
	2013	2012	Change
North America
Clinical	$51.7	$42.7	21%
Non-Clinical & Other	7.1	11.5	-38%

Total North America	58.8	54.2	8%
International
Clinical	40.2	24.9	62%
Non-Clinical & Other	1.1	1.4	-18%

Total International	41.3	26.3	57%

Total Sales	$100.1	$80.5	24%

•	Commercial sales, including Clinical and Non-Clinical & Other, were $79.8 million in the third quarter of 2013. Sales to High Burden Developing Countries (HBDC) in the third quarter of 2013 were $20.3 million.

•	During the quarter, Cepheid installed a total of 133 GeneXpert systems in its commercial Clinical business. Additionally, the Company placed a total of 441 GeneXpert systems as part of its HBDC program. Including the HBDC systems, a cumulative total of 5,126 GeneXpert systems have been placed worldwide as of September 30, 2013.

•	GAAP gross margin on sales was 48% and non-GAAP gross margin on sales was 49%, which compares to 51% and 52%, respectively, in the third quarter of 2012. Lower gross margins were primarily attributed to a larger contribution from our lower margin HBDC business.

•	Cash, cash equivalents and investments were $84.5 million as of September 30, 2013.

•	DSO was 38 days.

Business Outlook

For the fiscal year ending December 31, 2013, the Company has increased its full year revenue guidance to reflect much stronger than expected HBDC sales offset in part by a 1% decrease in guidance for Commercial Clinical sales. The change in expected Commercial Clinical sales is driven by a modestly slower than expected recovery in North America sales productivity. The Company now expects:

•	Total revenue in the range of $389 to $391 million;

•	Net loss in a range from $(0.26) to $(0.24) per share; and

•	Non-GAAP net income in the range of $0.22 to $0.24 per share.

Expected non-GAAP net income excludes approximately $29 million related to stock compensation expense and approximately $4 million related to the amortization of acquired intangibles. The fully diluted share count for the year is expected to be approximately 67 million, except in the event we have non-GAAP net income, in which case the share count would be approximately 72 million shares.

The following table reconciles net loss per share to the non-GAAP net income per share range:

	Guidance Range for Year Ending December 31, 2013
	Low	High
Net Loss Per Share	$(0.26)	$(0.24)
Stock Compensation Expense	0.42	0.42
Amortization of Purchased Intangible Assets	0.06	0.06

Non-GAAP Measure of Net Income Per Share	$0.22	$0.24

Accessing Cepheid’s 2013 Third Quarter Results Conference Call

The Company will host a management presentation at 2 p.m. Pacific Time on Thursday, October 17, 2013, to discuss the results. To access the live webcast, please visit Cepheid’s website at http://ir.cepheid.com at least 15 minutes before the scheduled start time to download any necessary audio or plug-in software. A replay of the webcast will be available shortly following the call and will remain available for at least 90 days.

About Cepheid

Based in Sunnyvale, Calif., Cepheid (Nasdaq: CPHD) is a leading molecular diagnostics company that is dedicated to improving healthcare by developing, manufacturing, and marketing accurate yet easy-to-use molecular systems and tests. By automating highly complex and time-consuming manual procedures, the Company’s solutions deliver a better way for institutions of any size to perform sophisticated genetic testing for organisms and genetic-based diseases. Through its strong molecular biology capabilities, the Company is focusing on those applications where accurate, rapid, and actionable test results are needed most, such as managing infectious diseases and cancer. For more information, visit http://www.cepheid.com.

Use of Non-GAAP Measures

The Company has supplemented its reported GAAP financial information with non-GAAP measures that do not include employee stock-based compensation expense, amortization of purchased intangible assets, a tax benefit related to an intercompany intellectual property transaction in the quarter ended March 31, 2012, and litigation settlement expenses in the quarter ended September 30, 2012. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with U.S. GAAP. The Company’s management uses the non-GAAP information internally to evaluate its ongoing business, continuing operational performance and cash requirements, and believes these non-GAAP measures are useful to investors as they provide a basis for evaluating the Company’s cash requirements and additional insight into the underlying operating results and the Company’s ongoing performance in the ordinary course of its operations.

These non-GAAP measures may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with its results of operations as determined in accordance with U.S. GAAP and that these measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures.

As described above, the Company excludes the following items from one or more of its non-GAAP measures when applicable:

Employee Stock-based Compensation Expense. These expenses consist primarily of expenses for employee stock options and employee restricted stock under ASC 718 (formerly SFAS 123(R)). The Company excludes employee stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that the Company does not believe are reflective of ongoing operating results in the period incurred. Further, as the Company applies ASC 718, it believes that it is useful to investors to understand the impact of the application of ASC 718 on its results of operations.

Amortization of Purchased Intangible Assets. The Company incurs amortization of purchased intangible assets in connection with acquisitions. The Company excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s prior acquisitions and have no direct correlation to the operation of the Company’s business.

Tax Benefit Related to Intercompany Intellectual Property (IP) Transaction. The Company excluded a tax benefit related to an intercompany IP transaction from its results for non-GAAP net loss for the first quarter ended March 31, 2012. The Company excluded this item as it believes it was non-recurring in nature, and does not have a direct impact on the operation of the Company’s core business.

Litigation Settlement Expenses. These expenses consisted primarily of expenses related to the settlement of the Company’s litigation with Abaxis. This allocation was determined in accordance with ASC 450, Accounting for Contingencies (formerly SFAS No. 5), and ASC 605-25 (formerly EITF 00-21) using the concepts of fair value based on the past and estimated future revenue streams related to the products covered by the patents previously under dispute. Specifically, the amount recorded in the consolidated income statement as Litigation settlement in the three months ended September 30, 2012 represented the fair value of the royalty paid on past revenue streams and the residual amount after allocating value to the future revenue streams. The Company excluded this item as it believes it was non-recurring in nature, and does not have a direct impact on the operation of the Company’s core business.

Forward-Looking Statements

This press release contains forward-looking statements that are not purely historical regarding Cepheid’s or its management’s intentions, beliefs, expectations and strategies for the future, including those relating to potential growth, future revenues and future net loss/income and profitability, including on a non-GAAP basis, and the breadth and speed of test menu expansion. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the Company’s current expectations. Factors that could cause actual results to differ materially include risks and uncertainties such as those relating to: our ability to successfully complete and bring on line additional manufacturing lines; our ability to manage our inventory levels; long sales cycles and variability in systems placements and reagent pull-through in the Company’s HBDC program; our success in increasing commercial and HBDC sales and the effectiveness of our sales personnel; the relative mix of commercial and HBDC sales; the performance and market acceptance of new products; sufficient customer demand, customer confidence in product availability and available customer budgets for our customers; our ability to develop new products and complete clinical trials successfully in a timely manner for new products; uncertainties related to the FDA regulatory and European regulatory processes; the level of testing at clinical customer sites, including for Healthcare Associated Infections (HAIs); the Company’s ability to successfully introduce and sell products in clinical markets other than HAIs; the rate of environmental biothreat testing conducted by the USPS, which will affect the amount of consumable products sold to the USPS; other unforeseen supply, development and manufacturing problems; the potential need for additional intellectual property licenses for tests and other products and the terms of such licenses; lengthy sales cycles in certain markets; the Company’s reliance on distributors in some regions to market, sell and support its products; the occurrence of unforeseen expenditures, acquisitions or other transactions; costs associated with litigation; the impact of competitive products and pricing; the Company’s ability to manage geographically-dispersed operations; and underlying market conditions worldwide. Readers should also refer to the section entitled “Risk Factors” in Cepheid’s Annual Report on Form 10-K, its most recent Quarterly Report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission.

All forward-looking statements and reasons why results might differ included in this release are made as of the date of this press release, based on information currently available to Cepheid, and Cepheid assumes no obligation to update any such forward-looking statement or reasons why results might differ.

FINANCIAL TABLES FOLLOW

CEPHEID

CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended September 30,		Nine months Ended September 30,
	2013	2012	2013	2012
Sales:
System and other sales	$19,694	$15,905	$54,500	$48,235
Reagent and disposable sales	80,387	64,567	233,531	190,544

Total sales	100,081	80,472	288,031	238,779
Costs and operating expenses:
Cost of product sales	51,669	39,789	147,450	110,469
Collaboration profit sharing	1,410	2,438	4,945	5,767
Research and development	18,558	16,154	54,857	54,374
Sales and marketing	19,788	15,993	58,019	45,613
General and administrative	9,490	11,766	28,865	33,828
Litigation settlement	—	15,110	—	15,110

Total costs and operating expenses	100,915	101,250	294,136	265,161

Loss from operations	(834)	(20,778)	(6,105)	(26,382)
Other income (expense), net	(200)	89	(543)	(245)

Loss before income taxes	(1,034)	(20,689)	(6,648)	(26,627)
Benefit from (provision for) income taxes	(347)	(607)	(1,000)	940

Net loss	$(1,381)	$(21,296)	$(7,648)	$(25,687)

Basic net loss per share	$(0.02)	$(0.32)	$(0.11)	$(0.39)

Diluted net loss per share	$(0.02)	$(0.32)	$(0.11)	$(0.39)

Shares used in computing basic net loss per share	67,573	66,145	67,234	65,624

Shares used in computing diluted net loss per share	67,573	66,145	67,234	65,624

CEPHEID

CONDENSED CONSOLIDATED UNAUDITED BALANCE SHEETS

(in thousands)

	September 30, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$68,753	$95,779
Short-term investments	5,785	—
Accounts receivable, net	42,027	43,999
Inventory	101,582	70,114
Prepaid expenses and other current assets	15,976	9,448

Total current assets	234,123	219,340
Property and equipment, net	73,744	54,830
Investments	9,980	—
Other non-current assets	846	913
Intangible assets, net	17,662	18,767
Goodwill	39,681	37,694

Total assets	$376,036	$331,544

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$46,451	$33,701
Accrued compensation	18,863	16,540
Accrued royalties	4,567	7,992
Accrued and other liabilities	5,197	4,235
Current portion of deferred revenue	10,866	9,599
Current portion of notes payable	195	183

Total current liabilities	86,139	72,250
Long-term portion of deferred revenue	3,115	1,156
Notes payable, less current portion	1,566	1,685
Other liabilities	10,006	8,911

Total liabilities	100,826	84,002

Shareholders’ equity:
Common stock	369,614	355,867
Additional paid-in capital	138,593	117,217
Accumulated other comprehensive income	249	56
Accumulated deficit	(233,246)	(225,598)

Total shareholders’ equity	275,210	247,542

Total liabilities and shareholders’ equity	$376,036	$331,544

CEPHEID

CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine Months Ended September 30,
	2013	2012
Cash flows from operating activities:
Net loss	$(7,648)	$(25,687)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization of property and equipment	12,904	9,867
Amortization of intangible assets	4,278	3,745
Stock-based compensation related to employees and consulting services rendered	20,017	17,932
Unrealized exchange differences	307	—
Changes in operating assets and liabilities:
Accounts receivable	3,216	6,447
Inventory	(30,044)	(4,014)
Prepaid expenses and other current assets	(6,799)	(5,259)
Other non-current assets	263	(46)
Accounts payable and other current liabilities	9,767	(2,278)
Accrued compensation	2,276	(2,044)
Deferred revenue	3,211	1,105

Net cash provided by (used in) operating activities	11,748	(232)
Cash flows from investing activities:
Capital expenditures	(31,005)	(17,079)
Payments for technology licenses	(1,125)	(2,140)
Cost of acquisitions, net	(3,571)	(17,462)
Purchase of marketable securities and investments	(15,770)	—

Net cash used in investing activities	(51,471)	(36,681)
Cash flows from financing activities:
Net proceeds from the issuance of common shares and exercise of stock options	13,746	26,404
Proceeds from notes payable	—	156
Principal payment of notes payable	(828)	(39)

Net cash provided by financing activities	12,918	26,521
Effect of exchange rate change on cash	(221)	(1,096)

Net decrease in cash and cash equivalents	(27,026)	(11,488)
Cash and cash equivalents at beginning of period	95,779	115,008

Cash and cash equivalents at end of period	$68,753	$103,520

CEPHEID

RECONCILIATION OF GAAP TO NON-GAAP MEASURES (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Cost of sales	$51,669	$39,789	$147,450	$110,469
Stock compensation expense	(461)	(894)	(1,843)	(2,229)
Amortization of purchased intangible assets	(345)	(332)	(2,004)	(998)

Non-GAAP measure of cost of sales	$50,863	$38,563	$143,603	$107,242
Gross margin on sales per GAAP	48%	51%	49%	54%
Gross margin on sales per Non-GAAP	49%	52%	50%	55%
Operating expenses	$47,836	$43,913	$141,741	$133,815
Stock compensation expense	(6,750)	(5,450)	(18,174)	(15,659)
Amortization of purchased intangible assets	(442)	(379)	(1,257)	(1,076)

Non-GAAP measure of operating expenses	$40,644	$38,084	$122,310	$117,080
Loss from operations	$(834)	$(20,778)	$(6,105)	$(26,382)
Stock compensation expense	7,211	6,344	20,017	17,888
Litigation Settlement	—	15,110	—	15,110
Amortization of purchased intangible assets	787	711	3,261	2,074

Non-GAAP measure of income from operations	$7,164	$1,387	$17,173	$8,690
Net loss	$(1,381)	$(21,296)	$(7,648)	$(25,687)
Stock compensation expense	7,211	6,344	20,017	17,888
Litigation Settlement	—	15,110	—	15,110
Amortization of purchased intangible assets	787	711	3,261	2,074
Tax benefit related to intercompany IP transaction	—	—	—	(1,815)

Non-GAAP measure of net income	$6,617	$869	$15,630	$7,570
Basic net loss per share	$(0.02)	$(0.32)	$(0.11)	$(0.39)
Stock compensation expense	0.11	0.09	0.29	0.28
Litigation Settlement	—	0.23	—	0.23
Amortization of purchased intangible assets	0.01	0.01	0.05	0.03
Tax benefit related to intercompany IP transaction	—	—	—	(0.03)

Non-GAAP measure of net income per share	$0.10	$0.01	$0.23	$0.12
Diluted net loss per share	$(0.02)	$(0.32)	$(0.11)	$(0.39)
Stock compensation expense	0.10	0.09	0.29	0.27
Litigation Settlement	—	0.23	—	0.03
Amortization of purchased intangible assets	0.01	0.01	0.04	0.23
Tax benefit related to intercompany IP transaction	—	—	—	(0.03)

Non-GAAP measure of net income per share	$0.09	$0.01	$0.22	$0.11
Shares used in computing basic net income (loss) per share	67,573	66,145	67,234	65,624
Shares used in computing diluted net income (loss) per share	69,822	69,963	69,668	69,921